Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

October 2, 2020

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel for AbbVie Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed registration by the Company of up to (i) $750,000,000 aggregate principal amount of Senior Floating Rate Notes due May 2021 (the “Exchange Floating Rate May 2021 Notes”), (ii) $750,000,000 aggregate principal amount of Senior Floating Rate Notes due November 2021 (the “Exchange Floating Rate November 2021 Notes”), (iii) $1,750,000,000 aggregate principal amount of 2.150% Senior Notes due 2021 (the “Exchange 2.150% 2021 Notes”), (iv) $1,175,701,000 aggregate principal amount of 5.000% Senior Notes due 2021 (the “Exchange 5.000% 2021 Notes”), (v) $2,627,036,000 aggregate principal amount of 3.450% Senior Notes due 2022 (the “Exchange 3.450% 2022 Notes”), (vi) $1,462,358,000 aggregate principal amount of 3.250% Senior Notes due 2022 (the “Exchange 3.250% 2022 Notes”), (vii) $750,000,000 aggregate principal amount of Senior Floating Rate Notes due 2022 (the “Exchange Floating Rate 2022 Notes”), (viii) $3,000,000,000 aggregate principal amount of 2.300% Senior  Notes due 2022 (the “Exchange 2.300% 2022 Notes”), (ix) $244,575,000 aggregate principal amount of 2.800% Senior Notes due 2023 (the “Exchange 2.800% 2023 Notes”), (x) $945,394,000 aggregate principal amount of 3.850% Senior Notes due 2024 (the “Exchange 3.850% 2024 Notes”), (xi) $3,750,000,000 aggregate principal amount of 2.600% Senior Notes due 2024 (the “Exchange 2.600% 2024 Notes”), (xii) $2,890,467,000 aggregate principal amount of 3.800% Senior Notes due 2025 (the “Exchange 3.800% 2025 Notes”), (xiii) $4,000,000,000 aggregate principal amount of 2.950% Senior Notes due 2026 (the “Exchange 2.950% 2026 Notes”), (xiv) $5,500,000,000 aggregate principal amount of 3.200% Senior Notes due 2029 (the “Exchange 3.200% 2029 Notes”), (xv) $1,681,354,000 aggregate principal amount of 4.550% Senior Notes due 2035 (the “Exchange 4.550% 2035 Notes”), (xvi) $4,000,000,000 aggregate principal amount of 4.050% Senior Notes due 2039 (the “Exchange 4.050% 2039 Notes”), (xvii) $389,217,000 aggregate principal amount of 4.625% Senior Notes due 2042 (the “Exchange 4.625% 2042 Notes”), (xviii) $1,008,583,000 aggregate principal amount of 4.850%

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AbbVie, Inc.

October 2, 2020

Senior Notes due 2044 (the “Exchange 4.850% 2044 Notes”), (xix) $827,096,000 aggregate principal amount of 4.750% Senior Notes due 2045 (the “Exchange 4.750% 2045 Notes” and, together with the Exchange 5.000% 2021 Notes, the Exchange 3.450% 2022 Notes, the Exchange 3.250% 2022 Notes, the Exchange 2.800% 2023 Notes, the Exchange 3.850% 2024 Notes, the Exchange 3.800% 2025 Notes, the Exchange 4.550% 2035 Notes, the Exchange 4.625% 2042 Notes and the Exchange 4.850% 2044 Notes, the “Exchange 2020 USD Notes”), (xx) $5,750,000,000 aggregate principal amount of 4.250% Senior Notes due 2049 (the “Exchange 4.250% 2049 Notes” and, together with the Exchange Floating Rate May 2021 Notes, the Exchange Floating Rate November 2021 Notes, the Exchange 2.150% 2021 Notes, the Exchange Floating Rate 2022 Notes, the Exchange 2.300% 2022 Notes, the Exchange 2.600% 2024 Notes, the Exchange 2.950% 2026 Notes, the Exchange 3.200% 2029 Notes and the Exchange 4.050% 2039 Notes, the “Exchange 2019 Notes”), (xxi)  €539,018,000 aggregate principal amount of 0.500% Senior Notes due 2021 (the “Exchange 0.500% 2021 Notes”), (xxii) €433,228,000 aggregate principal amount of 1.500% Senior Notes due 2023 (the “Exchange 1.500% 2023 Notes”), (xxiii) €603,389,000 aggregate principal amount of 1.250% Senior Notes due 2024 (the “Exchange 1.250% 2024 Notes”), (xxiv) €427,893,000 aggregate principal amount of 2.625% Senior Notes due 2028 (the “Exchange 2.625% 2028 Notes”) and (xxv) €513,538,000 aggregate principal amount of 2.125% Senior Notes due 2029 (the “Exchange 2.125% 2029 Notes” and, together with the Exchange 0.500% 2021 Notes, the Exchange 1.500% 2023 Notes, the Exchange 1.250% 2024 Notes and the Exchange 2.625% 2028 Notes, the “Exchange Euro Notes” and the Exchange Euro Notes together with the Exchange 2020 USD Notes, the “Exchange 2020 Notes”). The Exchange 2019 Notes and the Exchange 2020 Notes are collectively referred to herein as the “Exchange Notes.”

The Exchange 2019 Notes are to be issued pursuant to that certain Indenture, dated November 8, 2012 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), as supplemented by the Supplemental Indenture No. 7, dated November 21, 2019 (the Base Indenture, as so supplemented, the “2019 Indenture”), between the Company and the Trustee.  The Exchange 2020 USD Notes are to be issued pursuant to the Base Indenture, as supplemented by the Supplemental Indenture No. 8, dated May 14, 2020 (the Base Indenture, as so supplemented, the “2020 USD Indenture”), between the Company and the Trustee. The Exchange Euro Notes are to be issued pursuant to the Base Indenture, as supplemented by the Supplemental Indenture No. 9, dated May 14, 2020 (the Base Indenture, as so supplemented, the “2020 Euro Indenture” and, together with the 2019 Indenture and the 2020 USD Indenture, the “Indentures” and each an “Indenture”), among the Company, the Trustee, U.S. Bank National Association, as transfer agent and registrar, and Elavon Financial Services DAC, U.K. Branch, as paying agent.

The Exchange 2019 Notes are to be issued in exchange for the Company’s (i) Senior Floating Rate Notes due May 2021 originally issued on November 21, 2019 in the aggregate principal amount of $750,000,000 (the “Original Floating Rate May 2021 Notes”), (ii) Senior

AbbVie, Inc.

October 2, 2020

Floating Rate Notes due November 2021 originally issued on November 21, 2019 in the aggregate principal amount of $750,000,000 (the “Original Floating Rate November 2021 Notes”), (iii) 2.150% Senior Notes due 2021 originally issued on November 21, 2019 in the aggregate principal amount of $1,750,000,000 (the “Original 2.150% 2021 Notes”), (iv) Senior Floating Rate Notes due 2022 originally issued on November 21, 2019 in the aggregate principal amount of $750,000,000 (the “Original Floating Rate 2022 Notes”), (v) 2.300% Senior Notes due 2022 originally issued on November 21, 2019 in the aggregate principal amount of $3,000,000,000 (the “Original 2.300% 2022 Notes”), (vi) 2.600% Senior Notes due 2024 originally issued on November 21, 2019 in the aggregate principal amount of $3,750,000,000 (the “Original 2.600% 2024 Notes”), (vii) 2.950% Senior Notes due 2026 originally issued on November 21, 2019 in the aggregate principal amount of $4,000,000,000 (the “Original 2.950% 2026 Notes”), (viii) 3.200% Senior Notes due 2029 originally issued on November 21, 2019 in the aggregate principal amount of $5,500,000,000 (the “Original 3.200% 2029 Notes”), (ix) 4.050% Senior Notes due 2039 originally issued on November 21, 2019 in the aggregate principal amount of $4,000,000,000 (the “Original 4.050% 2039 Notes”) and (x) 4.250% Senior Notes due 2049 originally issued on November 21, 2019 in the aggregate principal amount of $5,750,000,000 (the “Original 4.250% 2049 Notes” and, together with the Original Floating Rate May 2021 Notes, the Original Floating Rate November 2021 Notes, the Original 2.150% 2021 Notes, the Original Floating Rate 2022 Notes, the Original 2.300% 2022 Notes, the Original 2.600% 2024 Notes, the Original 2.950% 2026 Notes, the Original 3.200% 2029 Notes and the Original 4.050% 2039 Notes, the “Original 2019 Notes”).

The Exchange 2020 Notes are to be issued in exchange for the Company’s (i) 5.000% Senior Notes due 2021 originally issued on May 14, 2020 in the aggregate principal amount of $1,175,701,000 (the “Original 5.000% 2021 Notes”), (ii) 3.450% Senior Notes due 2022 originally issued on May 14, 2020 in the aggregate principal amount of $2,627,036,000 (the “Original 3.450% 2022 Notes”), (iii) 3.250% Senior Notes due 2022 originally issued on May 14, 2020 in the aggregate principal amount of $1,462,358,000 (the “Original 3.250% 2022 Notes”), (iv) 2.800% Senior Notes due 2023 originally issued on May 14, 2020 in the aggregate principal amount of $244,575,000 (the “Original 2.800% 2023 Notes”), (v) 3.850% Senior Notes due 2024 originally issued on May 14, 2020 in the aggregate principal amount of $945,394,000 (the “Original 3.850% 2024 Notes”), (vi) 3.800% Senior Notes due 2025 originally issued on May 14, 2020 in the aggregate principal amount of $2,890,467,000 (the “Original 3.800% 2025 Notes”), (vii) 4.550% Senior Notes due 2035 originally issued on May 14, 2020 in the aggregate principal amount of $1,681,354,000 (the “Original 4.550% 2035 Notes”), (viii) 4.625% Senior Notes due 2042 originally issued on May 14, 2020 in the aggregate principal amount of $389,217,000 (the “Original 4.625% 2042 Notes”), (ix) 4.850% Senior Notes due 2044 originally issued on May 14, 2020 in the aggregate principal amount of $1,008,583,000 (the “Original 4.850% 2044 Notes”), (x) 4.750% Senior Notes due 2045 originally issued on May 14, 2020 in the aggregate principal amount of $827,096,000 (the “Original 4.750% 2045 Notes”), (xi) 0.500% Senior Notes due 2021

AbbVie, Inc.

October 2, 2020

originally issued on May 14, 2020 in the aggregate principal amount of €539,018,000 (the “Original 0.500% 2021 Notes”), (xii) 1.500% Senior Notes due 2023 originally issued on May 14, 2020 in the aggregate principal amount of €433,228,000 (the “Original 1.500% 2023 Notes”), (xiii) 1.250% Senior Notes due 2024 originally issued on May 14, 2020 in the aggregate principal amount of €603,389,000 (the “Original 1.250% 2024 Notes”), (xiv) 2.625% Senior Notes due 2028 originally issued on May 14, 2020 in the aggregate principal amount of €427,893,000 (the “Original 2.625% 2028 Notes”) and (xv) 2.125% Senior Notes due 2029 originally issued on May 14, 2020 in the aggregate principal amount of €513,538,000 (the “Original 2.125% 2029 Notes” and, together with the Original 5.000% 2021 Notes, the Original 3.450% 2022 Notes, the Original 3.250% 2022 Notes, the Original 2.800% 2023 Notes, the Original 3.850% 2024 Notes, the Original 3.800% 2025 Notes, the Original 4.550% 2035 Notes, the Original 4.625% 2042 Notes, the Original 4.850% 2044 Notes, the Original 4.750% 2045 Notes, the Original 0.500% 2021 Notes, the Original 1.500% 2023 Notes, the Original 1.250% 2024 Notes and the Original 2.625% 2028 Notes, the “Original 2020 Notes” and, the Original 2019 Notes together with the Original 2020 Notes, the “Original Notes”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) resolutions of the board of directors of the Company with respect to the issuance of the Exchange Notes, (iv) the Indentures, (v) the forms of the Exchange Notes, (vi) the Registration Rights Agreement, dated as of November 21, 2019, by and among the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc. and Barclays Capital Inc., as representatives of the initial purchasers of the Original 2019 Notes, (vii) the Registration Rights Agreement, dated as of May 14, 2020, by and among the Company and Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc., BNP Paribas Securities Corp., HSBC Securities (USA) Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as the dealer managers for the exchange offers in connection with which the Original 2020 Notes were issued and (viii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

AbbVie, Inc.

October 2, 2020

We have also assumed that the execution and delivery of each Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company is bound.

Our opinion is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Registration Statement becomes effective under the Securities Act, (ii) each Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the relevant Indenture and duly delivered to holders of the Original Notes in exchange for the Original Notes pursuant to the exchange offers described in the Registration Statement, the Exchange Notes will be validly issued under the relevant Indenture and will be binding obligations of the Company.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Validity of the Securities” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of the State of New York and the General Corporation Law of the State of Delaware and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware, which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this opinion considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

AbbVie, Inc.

October 2, 2020

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement, and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP